UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2005

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia	30338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Effective February 22, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Mirant Corporation (the “Company”) took the following actions with respect to the named executive officers of the Company.

2005 Base Salary.  The Compensation Committee approved base salaries of the named executive officers for 2005 as follows:  M. Michele Burns, Executive Vice President, Chief Financial Officer and Chief Restructuring Officer—$600,000; Curtis A. Morgan, Executive Vice President and Chief Operating Officer—$500,000; Douglas L. Miller, Senior Vice President and General Counsel—$380,000; Vance N. Booker, Senior Vice President, Administration—$295,000; and L. Alderman Warnock, Senior Vice President, Governmental and Regulatory Affairs—$250,000.  The Compensation Committee did not take any action with respect to the salary of S. Marce Fuller, the Company’s Chief Executive Officer.

Annual Incentive Compensation Earned in 2004.   The Compensation Committee approved annual cash bonus awards earned during 2004 and paid in 2005 for the Company’s named executive officers under the Company’s short-term incentive program.  The bonus awards were earned based upon the achievement of performance goals established early in 2004, which were reviewed and approved by the Compensation Committee.  The amounts of the bonus awards are as follows:  Ms. Burns—$686,100; Mr. Morgan—$443,483; Mr. Miller—$298,313; Mr. Booker—$229,740; and Mr. Warnock—$198,875.  Ms. Fuller’s 2004 cash bonus of $850,000 was paid at target as established by order of the court overseeing the Company’s bankruptcy proceedings.

Annual Incentive Compensation to Be Earned in 2005.  Under the Company’s short-term incentive plan, annual cash bonuses are awarded taking into account an individual’s “target bonus percentage” (a percentage of such participant’s base salary), individual performance and the Company’s performance against established business and/or financial goals (corporate payout factor).  Each of the named executive officers is a participant in the short-term incentive program.  For 2005, the Compensation Committee established (i) earnings before interest, taxes, depreciation and amortization and (ii) cash from operations less capital expenditures as the two financial performance measures under the program, each of which is weighted equally.  Under the plan, a bonus equal to a multiple of the named executive officer’s target bonus percentage will be paid depending on the level of performance achieved by the Company with respect to the financial performance measures described above in accordance with the following matrix:

Performance Measure		Corporate Payout Factor
EBITDA	Cash from Operations less CapEx
Threshold 85% of Business Plan	Threshold 55% of Business Plan	0%
Target 100% of Business Plan	Target 100% of Business Plan	100%
Maximum 110% of Business Plan	Maximum 135% of Business Plan	200%

The bonus factor is interpolated between threshold and target and target and maximum based on actual performance.

In addition, the Compensation Committee approved the following short-term incentive target bonus percentages for the named executive officers for 2005 under the short term incentive program, expressed as a percentage of base salary:  Ms. Burns—75%; Mr. Morgan—75%; Mr. Miller—55%; Mr. Booker—55%;  and Mr. Warnock—55%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 23, 2005

Mirant Corporation

/s/ Dan Streek
Dan Streek
Vice President and Controller
(Principal Accounting Officer)